Exhibit 99.1
urban-gro, Inc. Reports Second Quarter 2023 Financial Results
•Revenue of $18.8 million, representing a sequential increase of 12% over $16.8 million, and a 16% increase over $16.3 million in the prior year period
•Net Loss of $5.4 million and Adjusted EBITDA1 of negative $2.0 million, representing a sequential Adjusted EBITDA1 improvement of $1.4 million
•Cash of $8.6 million, representing a sequential increase of $1.2 million and $0 bank debt
•Company to host conference call and webcast today, August 14, 2023 at 4:30 p.m. Eastern time
LAFAYETTE, Colo. August 14, 2023 — urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services and design-build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and commercial sectors, today reported its financial results for the quarter ended June 30, 2023.

Bradley Nattrass, Chairman and CEO, commented, "Our second quarter performance marked another sequential improvement in revenues and Adjusted EBITDA, and as we anticipated, our cash position improved relative to the first quarter. We remain intensely focused on returning to positive Adjusted EBITDA, and see a pathway to this through the costs we've driven out of the business, our increasing revenues, and a systems-enhanced insight into project margin. Our performance was consistent with the expectations that we communicated in May, and is the product of our team's unrelenting focus on expense optimization and working capital management."

Mr. Nattrass added, "Our diversification playbook continues to drive strong growth of non-CEA revenue. While we continue to see some positive signs within the cannabis industry, we are not immune to the well known pressures facing the sector. For this reason, we continue to remain laser focused on reallocating resources and optimizing our spending where appropriate to ensure that our infrastructure is aligned with the size of our business. Through these initiatives, we have reduced our SG&A expense year-to-date in 2023 by almost $3 million dollars annualized and we continue to stabilize. We are a leaner and more efficient organization than we were a year ago, and we will continue to position our business for long term, profitable growth."
Second Quarter 2023 Financial Results
Revenue was $18.8 million, as compared to $16.8 million in the first quarter, representing a sequential improvement of $2.1 million or 12%, and $16.3 million in the prior year period, representing an increase of $2.6 million or 16%. The sequential improvement was due to a $1.7 million increase in equipment systems revenue as well as a $0.8 million increase in construction design-build revenue, partially offset by a $0.4 million decrease in professional services revenue. As compared to the prior year period, revenue increased $2.6 million or 16%, primarily driven by an $8.1 million increase in revenue associated with the Emerald acquisition in April 2022, including a substantial organic increase in construction design-build revenues. This increase was partially offset by a decrease in equipment systems revenue of $5.5 million reflecting reduced equipment demand in the U.S. cannabis market as a result of ongoing state-level regulatory delays in the license-awarding process, as well as the lack of movement on passing key legislation impacting the industry.
Gross profit was $2.9 million, or 15% of revenue, as compared to $2.8 million in the first quarter, or 17% of revenue, and $3.5 million, or 22% of revenue in the prior year period. The decrease in gross profit from the prior year period was primarily driven by the net effects of a decrease in higher margin equipment revenue offset by an increase in lower margin construction design-build revenue.
Operating expenses were $6.8 million as compared to $7.9 million in the first quarter, representing a sequential decrease of $1.1 million. The decrease sequentially was primarily due to a reduction in SG&A expenses. As compared to the prior year period, operating expenses increased $1.3 million primarily due to increased headcount from both organic growth and acquisitions, increased professional fees, increased compensation-related costs, and investment into the Company's European entity and associated expansion.

Non-operating expenses were $1.6 million, which includes a $1.5 million legal settlement, as compared to non-operating income of $0.1 million in the prior year.
Net loss was $5.4 million, or $0.50 loss per share as compared to a net loss of $1.7 million, or $0.17 loss per share in the prior year period.
Adjusted EBITDA1 improved by $1.4 million on a sequential basis to negative $2.0 million. As compared to the prior year period, Adjusted EBITDA1 decreased by $1.5 million, driven by lower gross profit due to a change in revenue mix and higher run-rate operating expenses predominantly associated with increased professional fees and headcount from both organic growth as well as acquisitions.
Cash position at the end of the second quarter of 2023 was $8.6 million with no bank debt.
Summary First Six Months 2023 Financial Results

Revenue was $35.6 million for the first six months of 2023 compared to $37.3 million in the prior year period, representing a decrease of $1.7 million, or 5%.

Net loss was $10.6 million, or $0.97 per share, for the first six months of 2023 compared to a net loss of $2.4 million, or $0.23 per share, in the prior year period.

Adjusted EBITDA was negative $5.5 million for the first six months of 2023 compared to negative $0.1 million in the prior year period.
Backlog as of June 30, 2023
Consolidated backlog is unrealized revenue represented by signed construction design-build, equipment systems, and service orders. As of June 30, 2023, total backlog was approximately $79 million in contracts, comprised of $70 million in construction design-build, $4 million of professional services, and $5 million of equipment systems.
The following table summarizes the quarter over quarter change in backlog as of March 31, 2023 to the quarter ended June 30, 2023:

	Equipment Systems	Services	Construction Design-Build	Total Backlog

	(in millions)
Beginning backlog as of March 31, 2023	$5	$4	$96	$105
Revenue recognized	(5)	(3)	(11)	(19)
Net backlog additions/(reductions)(1)	5	3	(15)	$(7)
Ending backlog as of June 30, 2023	$5	$4	$70	$79

(1) During the second quarter of 2023, a cannabis cultivation project that was actively in production began to face some uncertainty with funding. The Company is in close contact with the client, but felt it prudent to remove this active contract from reported backlog until the client's funding source is solidified. The drop in backlog is predominantly tied to this project.

Revenue and Adjusted EBITDA1 Guidance - Full Year 2023
For the 2023 full year, the Company is updating its guidance as follows:
Consolidated revenue: $90 million to $95 million
Adjusted EBITDA1: negative $6 million to negative $5 million;
Guidance was updated due in part to the pause of the project that was actively in production, as well as some other timing shifts where projects have extended out to additional quarters. Implied in the Company's Adjusted EBITDA guidance is an assumption for neutral Adjusted EBITDA in the second half of 2023. In terms of cadence for the balance of the year, the Company expects continued

sequential quarterly increases to both revenue and Adjusted EBITDA and remains focused on getting back to positive adjusted EBITDA.
Conference Call Details
urban-gro will host a conference call and live audio webcast to discuss the operational and financial results today, August 14, 2023 at 4:30 p.m. Eastern time. Interested participants and investors may access the conference call by dialing 877-300-8521 (U.S.), or 412-317-6026 (International). The live webcast will be accessible on the Events page of the Investors section of the urban-gro website, ir.urban-gro.com, and will be archived for 90 days following the event. Availability of the call replay posted on the Company’s website is at the Company’s discretion and may be discontinued at any time.
1Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Use of Non-GAAP Financial Information” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this non-GAAP financial information to GAAP results.
Use of Non-GAAP Financial Information
We define Adjusted EBITDA as net income (loss) attributable to urban-gro, determined in accordance with U.S. generally accepted accounting principles ("GAAP"), excluding the effects of certain operating and non-operating expenses including, but not limited to, interest income and expense, income taxes, depreciation of tangible assets, amortization of intangible assets, impairment of investments, unrealized exchange losses, debt forgiveness and extinguishment, stock-based compensation expense, one-time and non-recurring expenses, and acquisition costs that we do not believe reflect our core operating performance. We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure, and it is not a substitute for net income (loss), income (loss) from operations, cash flows from operating activities or any other measure prescribed by GAAP.
Our Board of Directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. We believe that Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance.
There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business.
About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and design-build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture (“CEA”), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North American and in Europe, we deliver Your Vision – Built. Learn more by visiting www.urban-gro.com.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, financial projections, financial guidance, future events, business strategy, future performance, future operations, future demand, backlog, financial position, estimated revenues, losses, adjusted EBITDA, prospects, plans and objectives of management, including expense optimization, working capital management, and the future ability to position the Company for long-term profitable growth. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, our ability to predict and respond to new laws and governmental regulatory actions, including delays granting licenses to clients or potential clients and delays in passage of legislation expected to benefit our clients or potential clients, our ability to successfully develop new and/or enhancements to our product offerings and develop a product mix to meet demand, risks related to adverse weather conditions, supply chain issues, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, risks related to our information technology systems and infrastructure, risks associated with climate change and ESG matters, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2023, particularly our growth initiatives. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

URBAN-GRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$8,559,181	$12,008,003
Accounts receivable, net	15,475,146	15,380,292
Contract receivables	6,948,417	3,004,282
Prepaid expenses and other assets	3,540,554	4,164,960
Total current assets	34,523,298	34,557,537
Non-current assets:
Property and equipment, net	1,332,908	1,307,146
Operating lease right of use assets, net	2,396,668	2,618,825
Investments	2,584,964	2,559,307
Goodwill	15,572,050	15,572,050
Intangible assets, net	4,876,503	5,450,687
Total non-current assets	26,763,093	27,508,015
Total assets	$61,286,391	$62,065,552
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,552,579	$9,960,364
Accrued expenses	5,183,451	3,196,961
Contract liabilities	3,344,832	1,294,452
Customer deposits	1,940,394	2,571,161
Contingent consideration	238,621	2,799,287
Promissory note	1,941,188	3,832,682
Operating lease liabilities	617,815	600,816
Total current liabilities	31,818,880	24,255,723
Non-current liabilities:
Operating lease liabilities	1,822,754	2,044,782
Deferred tax liability	914,185	1,033,283
Total non-current liabilities	2,736,939	3,078,065

Stockholders’ equity
Preferred stock, $0.10 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,056,409 issued and 11,606,576 outstanding as of June 30, 2023, and 100,000,000 shares authorized; 12,220,593 issued and 10,770,760 outstanding as of December 31, 2022	13,056	12,221
Additional paid-in capital	87,468,937	84,882,982
Treasury shares, cost basis: 1,449,833 shares as of June 30, 2023 and as of December 31, 2022	(12,045,542)	(12,045,542)
Accumulated deficit	(48,705,879)	(38,117,897)
Total stockholders’ equity	26,730,572	34,731,764
Total liabilities and stockholders’ equity	$61,286,391	$62,065,552

URBAN-GRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Equipment systems	$4,619,887	$10,077,572	$7,531,711	$27,144,916
Services	3,034,574	3,027,556	6,505,227	6,666,062
Construction design-build	11,048,997	2,917,321	21,254,949	2,917,321
Other	134,086	259,054	311,043	606,072
Total revenues and other income	18,837,544	16,281,503	35,602,930	37,334,371
Cost of revenues:
Equipment systems	4,008,911	8,617,945	6,521,587	22,920,542
Services	1,972,844	1,279,492	3,947,382	2,880,920
Construction design-build	9,888,907	2,692,700	19,192,615	2,692,700
Other	92,248	189,420	224,864	436,243
Total cost of revenues	15,962,910	12,779,557	29,886,448	28,930,405
Gross profit	2,874,634	3,501,946	5,716,482	8,403,966

Operating expenses:
General and administrative	5,874,346	4,240,658	12,973,204	8,965,957
Stock-based compensation	622,547	882,000	1,102,188	1,764,000
Intangible asset amortization	264,165	306,225	574,184	468,725
Total operating expenses	6,761,058	5,428,883	14,649,576	11,198,682
Loss from operations	(3,886,424)	(1,926,937)	(8,933,094)	(2,794,716)

Non-operating income (expense):
Interest expense	(44,989)	(7,658)	(118,205)	(15,317)
Interest income	75,061	47,275	148,191	127,126
Contingent consideration	—	—	(160,232)	—
Loss on settlement	(1,500,000)	—	(1,500,000)	—
Other income (expense)	(140,947)	71,563	(143,739)	62,874
Total non-operating income (expense)	(1,610,875)	111,180	(1,773,985)	174,683
Loss before income taxes	(5,497,299)	(1,815,757)	(10,707,079)	(2,620,033)

Income tax benefit	53,966	76,453	119,097	184,512
Net loss	$(5,443,333)	$(1,739,304)	$(10,587,982)	$(2,435,521)

Comprehensive loss	$(5,443,333)	$(1,739,304)	$(10,587,982)	$(2,435,521)

Loss per share - basic and diluted	$(0.50)	$(0.17)	$(0.97)	$(0.23)
Weighted average shares - basic and diluted	10,945,978	10,508,972	10,859,820	10,527,975

URBAN-GRO, INC.
NET LOSS (GAAP) RECONCILIATION TO ADJUSTED EBITDA (NON-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(5,443,333)	$(1,739,304)	$(10,587,982)	$(2,435,521)
Interest expense	44,989	7,658	118,205	15,317
Interest income	(75,061)	(47,275)	(148,191)	(127,126)
Federal and state income tax (benefit) expense	56,799	(76,453)	(8,332)	(184,512)
Depreciation and amortization	424,160	371,557	828,232	589,835
EBITDA (non-GAAP)	(4,992,446)	(1,483,817)	(9,798,068)	(2,142,007)

Non-recurring legal fees	267,873	57,382	484,611	218,929
Contingent consideration - change in fair value	—	—	160,232	—
Contingent consideration - DVO acquisition	80,431	—	126,698	—
Reduction in force costs	263,003	—	263,003	—
Loss on settlement	1,500,000	—	1,500,000	—
Retention incentive	192,000	—	642,000	—
Stock-based compensation	622,547	882,000	1,102,188	1,764,000
Transaction costs	26,859	15,535	61,938	70,760
Adjusted EBITDA (non-GAAP)	$(2,039,733)	$(528,900)	$(5,457,398)	$(88,318)

Investor Contacts:
Dan Droller – urban-gro, Inc.
EVP Corporate Development & Investor Relations
-or-
Jeff Sonnek – ICR, Inc.
(720) 730-8160
investors@urban-gro.com
Media Contact:
Patricia Whyte – MATTIO Communications
(551) 795-7315
urbangro@mattio.com